CENTRAL AND SOUTH WEST SERVICES, INC.     Exhibit 3
                          P.O. BOX 21928 TULSA, OKLAHOMA        Page 1 of 3
                        TELEPHONE NUMBER (918) 594 - 2000

           STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
                AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

                                 SEPTEMBER 1997


A.  NUMBER OF RAIL CARS SERVICED

SWEPCO         496        PSO 187

B.  AMOUNT OF EXPENDITURES:                                   SWEPCO

COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars                         $165,371.71
PR4018  Stores Salvage - SWEPCO                                      (61,017.25)
PR4101  Direct Labor to SWEPCO Coal Cars                              28,976.79
PR4104  Direct Labor to Rework SWEPCO Material                        12,305.84
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                                0.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO                      0.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO               7,726.47
PR4230  Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO              3,266.08
PR4238  Depreciation Expense - SWEPCO                                      0.00
PR4263  Lease - Supplemental Expenses - SWEPCO                             0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars                       14,486.31
PR4272  Switching Fees - SWEPCO                                          850.24
PR4277  Repainting Coal Cars - SWEPCO                                      0.00
                                                                ---------------

                 Total 100% SWEPCO Costs                            $171,966.19
                                                                ===============


COSTS ASSIGNED 100% TO PSO:                                   PSO

PR4002  Direct Material to PSO Coal Cars                             $79,915.04
PR4015  Inventory Carrying Charges - PSO                                   0.00
PR4019  Stores Salvage - PSO                                         (25,564.21)
PR4102  Direct Labor to PSO Coal Cars                                 12,138.21
PR4103  Direct Labor to Rework PSO Material                            3,244.00
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                         0.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                  2,878.94
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO                 1,217.01
PR4239  Depreciation Expense - PSO                                         0.00
PR4271  Outside Maintenance of PSO Coal Cars                           6,108.26
PR4273  Switching Fees - PSO                                             987.00
PR4278  Repainting Coal Cars - PSO                                         0.00
                                                                ---------------

                Total 100% PSO Costs                                 $80,924.25
                                                                ===============

                                                                    Exhibit 3
                                                                   Page 2 of 3


COSTS TO BE SHARED {Ratio of Direct Labor}:                   SHARED


PR4010  Shop Material                                                 $4,827.07
PR4011  Small Tools                                                      329.89
PR4012  Facility Maintenance - Material                                4,433.44
PR4013  Sale of Scrap (Cr.)                                                0.00
PR4016  Switch Engine Operation and Maintenance                          948.54
PR4017  Equipment Operation and Maintenance                            6,012.76
PR4020  Stores Salvage - Joint                                             0.00
PR4110  Supervision                                                    8,819.57
PR4111  Clerical                                                       4,858.26
PR4112  Training and Safety                                              212.41
PR4113  General Shop Labor                                             6,133.80
PR4114  Facility Maintenance - Labor                                  22,491.13
PR4116  Switch Engine Operation and Maintenance                       10,280.81
PR4201  Ad Valorem Taxes - Facility                                        0.00
PR4203  Taxes - Other                                                      0.00
PR4206  Data Processing Charges                                            0.00
PR4207  General Office Overhead                                           59.90
PR4210  Employee Activities                                            1,471.75
PR4211  Employee Expenses                                                555.71
PR4212  Employee Fringe Benefits                                       9,969.45
PR4215  Employee Sick Benefits                                             0.00
PR4220  Injuries and Damages                                               0.00
PR4221  Insurance - Liability and Property                               211.10
PR4225  Maintenance of Facilities (Contracted)                         1,725.00
PR4226  Office Supplies and Expenses                                   1,146.58
PR4232  Payroll Taxes (FICA & UC) - Other                              4,181.25
PR4233  Special Services                                                   0.00
PR4234  Utilities - Heat, Light, Power and Water                       2,431.49
PR4235  Utilities - Telephone                                            853.38
PR4236  Vehicle Expense                                                   15.75
PR4237  Depreciation Expense                                               0.00
PR4250  Miscellaneous                                                      0.00
PR4262  Lease - Basic - All Except Coal Cars                               0.00
PR4264  Lease - Supplemental Expenses - Facility                           0.00
               Total Costs Shared on Cost Ratio
                  {see computation below} -

                                                                ---------------
                                                                     $91,969.04

           SWEPCO  72.85%                                            $66,999.45
                                                                ---------------

           PSO     27.15%                                            $24,969.59
                                                                ---------------

           Capital Recovery on Capital Expenditures not
            Covered Under Lease Agreement {Cost Ratio}                 2,952.90
                                                                ---------------

                       TOTAL COSTS FOR THE MONTH
                                              SWEPCO                $238,965.64
                                                                ===============

                                               PSO                  $108,846.74
                                                                ===============

                                                                    Exhibit 3
                                                                   Page 3 of 3

C. COMPUTATION OF COST RATIO:



101, 104   Direct Labor SWEPCO         $41,282.63     72.85%  SWEPCO

102, 103   Direct Labor PSO             15,382.21     27.15   PSO
                                    -------------  --------

           Total Direct Labor          $56,664.84    100.00%
                                    =============  ========